DST SYSTEMS, INC. ANNOUNCES
FOURTH QUARTER 2017 FINANCIAL RESULTS

KANSAS CITY, MO - January 29, 2018 – DST Systems, Inc. (NYSE: DST) reported consolidated net income attributable to DST of $81.2 million ($1.34 per diluted share) for the fourth quarter 2017 compared to $42.9 million ($0.66 per diluted share) for the fourth quarter 2016. Net income attributable to DST for the year ended December 31, 2017 was $451.5 million ($7.27 per diluted share) compared to $427.3 million ($6.41 per diluted share) for the year ended December 31, 2016.

Income from continuing operations attributable to DST Systems, Inc. (“DST Earnings”), which excludes discontinued operations, was $81.2 million ($1.34 per diluted share) for the fourth quarter 2017 compared to $54.6 million ($0.84 per diluted share) for the fourth quarter 2016. DST Earnings for the year ended December 31, 2017 was $447.0 million ($7.20 per diluted share) compared to $179.0 million ($2.68 per diluted share) for the year ended December 31, 2016.

Taking into account certain non-GAAP adjustments, DST Earnings were $67.5 million ($1.11 per diluted share) for the fourth quarter 2017 compared to $53.9 million ($0.83 per diluted share) for the fourth quarter 2016, and $207.8 million ($3.36 per diluted share) for the year ended December 31, 2017 compared to $190.9 million ($2.87 per diluted share) for the year ended December 31, 2016.

“Our fourth quarter and full year 2017 financial results demonstrate our continued success in delivering value to our clients and achieving efficiencies within our businesses,” said Steve Hooley, Chairman, CEO and President of DST. “We are pleased to be moving ahead with our recently announced agreement to combine with SS&C Technologies Holdings, Inc. (“SS&C”) for $84 per share in cash, through which we expect to deliver significant value for our shareholders while enhancing the value that we can bring to our clients for the long-term.”

Consolidated Financial Highlights

Operating Results

Fourth quarter 2017 diluted earnings per share from continuing operations, after non-GAAP adjustments, was $1.11, an increase of $0.28 or 33.7% from fourth quarter 2016. Significant items impacting the quarterly results include the following:

•
Consolidated operating revenues increased $179.0 million or 47.9% to $552.7 million as compared to fourth quarter 2016, primarily as a result of the 2017 acquisitions of the remaining interests in Boston Financial Data Services (“BFDS”) and International Financial Data Services U.K. (“IFDS U.K.”) which contributed $179.7 million of incremental operating revenues during fourth quarter 2017.

•
Consolidated operating income on a GAAP basis increased $1.9 million to $77.3 million as compared to fourth quarter 2016. Consolidated operating income, after non-GAAP adjustments, increased $22.3 million or 26.8% to $105.5 million as compared to fourth quarter 2016. The increase in operating income was primarily due to the operating income from the acquisitions of the remaining interests in BFDS and IFDS U.K. in 2017, partially offset by higher performance-based stock compensation expense.

•
The effective tax rate for fourth quarter 2017 on a GAAP basis, which includes the estimated impact of the Tax Cuts and Jobs Act (the “Tax Act”) enacted in December 2017, was 18.1%. The effective tax rate for fourth quarter 2017, after non-GAAP adjustments, was 35.7%, a slight increase as compared to 35.3% in the fourth quarter 2016. The current quarter rate of 35.7% is lower than our previously expected rate for the quarter of 37.0% primarily due to the mix of international and domestic income and an increase in the amount of estimated tax credits.

•
Weighted average diluted shares outstanding for fourth quarter 2017 were 60.6 million, a decrease of 4.4 million shares or 6.8% from fourth quarter 2016, primarily as a result of share repurchases during 2017.

Merger Announcement

As announced on January 11, 2018, we have entered into a merger agreement wherein SS&C will acquire DST. Under the terms of the agreement, SS&C will purchase DST in an all-cash transaction for $84.00 per share plus the assumption of debt, equating to an enterprise value of approximately $5.4 billion. The transaction is subject to DST stockholder approval, clearances by the relevant regulatory authorities and other customary closing conditions and is currently expected to close by the third quarter of this year.

New and Amended Debt Agreements

On November 14, 2017, we entered into a Master Note Purchase Agreement (the “Note Purchase Agreement”) for the private placement of $415.0 million aggregate principal indebtedness comprised of six tranches of notes with maturity dates ranging from 2023 through 2033 at an average fixed interest rate of 4.0%. Of the total placement of $415.0 million, $350.0 million was issued on November 14, 2017 and was primarily used to pay down our revolving credit facility. The remaining $65.0 million is scheduled to be issued on August 6, 2018 and we anticipate the proceeds will be used to repay the $65.0 million of debt that matures in August 2018.

We also renewed and modified our accounts receivable securitization program to extend the maturity date to November 14, 2020 and to include the BFDS receivables in the securitization program.

Real Estate Transaction

In December 2017, we received a distribution of real estate and related debt from our 50/50 joint venture, Broadway Square Partners. The properties received in the distribution are utilized by our employees in downtown Kansas City, Missouri. Concurrently, Broadway Square Partners also distributed real estate, which was not occupied by DST, and cash to the other joint venture partner resulting in a continued 50/50 ownership in the partnership post-distribution. The step-up to fair value of the real estate and debt distributed resulted in a gain of $46.0 million recorded by the joint venture, of which $23.0 million is reflected in our equity in earnings of unconsolidated affiliates and has been excluded from our non-GAAP earnings. The land, buildings and parking facilities received were recorded on our Balance Sheet at $19.2 million. We recorded the debt assumed at its $4.4 million fair value on the date of distribution. On an annual basis, we expect this transaction will reduce our rent expense included within Costs and expenses by $2.4 million, partially offset by an increase to Depreciation expense of $0.3 million.

Tax Reform Impacts

The Tax Act implements a broad range of tax reform including changes to corporate tax rates, business deductions and international tax provisions. The impact of the Tax Act to the reported results for the fourth quarter 2017 is a $13.7 million tax benefit primarily from the net impact of the revaluation of our deferred tax assets and liabilities utilizing the enacted tax rate at the time they are anticipated to be realized less the estimated United States (“U.S.”) toll charge associated with undistributed accumulated foreign earnings. This reflects our current estimate of the U.S. income tax effects of the Tax Act, however these are provisional amounts subject to adjustment during the one year measurement period. We have removed the current quarter impact of the Tax Act from our non-GAAP earnings as it represents a one-time financial impact. Taking into account the estimated impacts of the Tax Act, we currently expect the 2018 effective tax rate to be approximately 26.5%. The impact of the Tax Act may differ from these estimates, possibly materially, due to, among other things, changes in interpretations and assumptions we have made, federal tax regulations and guidance that may be issued by the U.S. Department of the Treasury and actions we may take as a result of the Tax Act.

Share Repurchase Activity

During the fourth quarter 2017, we spent $75.0 million to repurchase approximately 1.3 million shares of DST common stock resulting in $150.0 million remaining under the share repurchase plan that was approved in second quarter 2017. As a result of the merger agreement entered into in January 2018 with SS&C, we are precluded from declaring any further dividends and repurchasing any additional DST common stock under the existing share repurchase plan.

Detailed Review of Financial Results

The following discussion of financial results takes into account the non-GAAP adjustments described in the section entitled “Use of Non-GAAP Financial Information” and detailed in the attached schedule entitled “Reconciliation of Reported Results to Non-GAAP Results.” On a GAAP basis, operating income for the fourth quarter 2017 for each segment was as follows: $38.0 million for the Domestic Financial Services segment, $19.3 million for the International Financial Services segment and $20.0 million for the Healthcare Services segment.

Segment Results

Domestic Financial Services Segment

Operating revenues for the Domestic Financial Services segment for fourth quarter 2017 increased $67.7 million or 27.3% to $315.9 million as compared to fourth quarter 2016. The operating revenue increase was primarily driven by operating revenues from BFDS, which contributed approximately $61.4 million of incremental revenues during the fourth quarter 2017. BFDS revenues for the fourth quarter 2017 include $4.0 million of one-time revenue resulting from an early termination payment received from a client that migrated off our system during the quarter. Excluding the BFDS operating revenues in 2017, operating revenues for the Domestic Financial Services segment increased $6.3 million or 2.5%. The additional increase in operating revenues was primarily due to a $5.0 million increase in revenue at ALPS resulting from an insurance claim reimbursement of $2.0 million received in fourth quarter 2017 as compared to a reduction to ALPS revenue of $3.0 million in fourth quarter 2016 for the processing error that generated the insurance claim. In addition, operating revenues were higher as a result of increased fund flows and higher market performance at ALPS, partially offset by lower mutual fund registered shareowner account processing revenues. Also, software license revenues of $4.0 million in fourth quarter 2017 were $1.7 million lower as compared to fourth quarter 2016.

Domestic Financial Services segment operating income increased $2.2 million or 4.0% during fourth quarter 2017 to $56.6 million as compared to fourth quarter 2016. The increase in operating income was primarily from the acquisition of the remaining interests in BFDS during 2017, including the $4.0 million termination fee received, partially offset by higher non-cash stock compensation expense as a result of an increase in the number of performance stock units we expect will vest coupled with lower software license revenue. Operating expense also increased as a result of additional spending to support our information technology transformation initiative, as well as higher run-rate costs for security and other infrastructure requirements. Operating margin for fourth quarter 2017 was 17.9% as compared to 21.9% in 2016.

We are pleased to announce that in December 2017 we entered into a ten year contract with a new client to provide both mutual fund and retirement servicing solutions. Based on current volumes, the client is expected to convert approximately 2.0 million registered accounts and 0.3 million retirement accounts onto our platforms during mid to late 2019. This new client currently performs their processing in-house and in order to assist the new client with covering the costs to transition to our platforms we have agreed to pay them $13.0 million in transition assistance during the conversion, of which $2.0 million was paid in December 2017. The total amounts to be paid will be amortized as a reduction to revenue over the course of the ten year contractual term. Additionally, in December 2017 we renewed our largest Domestic Financial Services client to a new 7 year contract. Based upon our new rate structure, we expect our operating revenue in 2018 associated with this client to be relatively consistent with the 2017 revenue.

As part of our continuing strategic review of our operations we decided not to renew a long-term surety bond insurance agreement which expired in December 2017 as the proposed revised terms were no longer economically advantageous. This agreement historically generated approximately $14.0 million of annual revenue.

International Financial Services Segment

Operating revenues for the International Financial Services segment for fourth quarter 2017 increased $116.6 million to $145.1 million as compared to fourth quarter 2016. The operating revenue increase was primarily driven by the acquisition of the remaining interests in IFDS U.K., which contributed $118.3 million of incremental operating revenues during the fourth quarter 2017. The IFDS U.K. fourth quarter 2017 revenue increased sequentially as compared to third quarter 2017 primarily as a result of agreements reached with various clients to fund system developments for certain regulatory changes. Software license revenues of $4.7 million in fourth quarter 2017 were $2.0 million higher as compared to fourth quarter 2016. The increases in IFDS U.K. revenues and software license revenues were partially offset by lower revenues as a result of the previously announced contract termination of a wealth management client.

International Financial Services segment operating income increased $20.0 million during fourth quarter 2017 to $23.7 million as compared to fourth quarter 2016. The increase in operating income was primarily due to the acquisition of the remaining interest in IFDS U.K. and increased software license revenues, partially offset by operating costs associated with on-going development and implementation efforts for our wealth management platform clients. Operating margin for fourth quarter 2017 was 16.3% as compared to 13.0% in 2016.

Our International Financial Services segment has been notified that two of our clients, which have collectively contributed approximately $33.0 million of annual revenues, will be migrating off our FAST platform in stages through the end of 2018.

Healthcare Services Segment

Healthcare Services segment operating revenues decreased $6.6 million or 5.9% during fourth quarter 2017 to $105.3 million as compared to fourth quarter 2016. The decrease was primarily attributable to the previously announced client migrations, which resulted in approximately $13.9 million lower revenues during the fourth quarter 2017. Excluding the customer migrations, Healthcare Services segment operating revenues increased $7.3 million or 7.4%. This increase in operating revenues was primarily the result of organic growth and the expansion of high-value services we are offering to clients in both the medical and pharmacy businesses, as well as a $0.3 million increase in software license revenue to $2.8 million in fourth quarter 2017. Operating revenues were adversely impacted by lower consulting and professional services revenues in the medical business driven by continued uncertainty of healthcare regulations as compared to the prior year.

Healthcare Services segment operating income increased $0.1 million or 0.4% during fourth quarter 2017 to $25.2 million as compared to fourth quarter 2016. The increase was primarily due to organic growth and the expansion of the high-value services we are offering to existing clients in both the medical and pharmacy businesses, partially offset by client migrations during 2017. Operating margin for fourth quarter 2017 was 23.9% as compared to 22.4% in the fourth quarter 2016.

During the fourth quarter 2017, we renewed our pharmacy services contract with the Healthcare Services segment’s second largest customer extending the term of the contract through December 31, 2020.

Other Financial Results

Equity in earnings of unconsolidated affiliates

The following table summarizes the Company’s equity in earnings of unconsolidated affiliates (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
IFDS L.P.	$2.5	$(1.7)	$8.1	$2.2
IFDS U.K.	—	1.8	1.0	10.0
BFDS	—	2.8	3.2	8.3
Other	1.7	0.4	8.6	6.7
	$4.2	$3.3	$20.9	$27.2

DST’s equity in earnings of unconsolidated affiliates decreased as it discontinued recording equity in earnings of IFDS U.K. and BFDS on March 27, 2017 and March 30, 2017, respectively, as a result of the previously discussed acquisitions.

Use of Non-GAAP Financial Information

In addition to reporting financial information on a GAAP basis, DST has disclosed non-GAAP financial information which has been reconciled to the corresponding GAAP measures in the following financial schedules entitled “Reconciliation of Reported Results to Non-GAAP Results.”  In making these adjustments to determine the non-GAAP results, the Company takes into account the impact of items that are not necessarily ongoing in nature, that do not have a high level of predictability associated with them or that are non-operational in nature.  Generally, these items include net gains on dispositions of businesses, net gains (losses) associated with securities and other investments, acquired intangible asset amortization, restructuring and impairment costs and other similar items. Our non-GAAP DST Earnings and non-GAAP diluted earnings per share are also adjusted for the income tax impact of the above items, as applicable. The income tax impact of each non-GAAP item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred. Additionally, income tax is adjusted to remove the impacts of large discrete or unusual items. Management believes the exclusion of these items provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information.  Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and “operational run-rate,” as well as making financial comparisons to prior periods presented on a similar basis.  The Company believes that providing such adjusted results allows investors and other users of DST’s financial statements to better understand DST’s comparative operating performance for the periods presented.

DST’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods.  DST’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures.  Although DST’s management believes non-GAAP measures are useful in evaluating the performance of its business, DST acknowledges that items excluded from such measures may have a material impact on the Company’s financial information calculated in accordance with GAAP.  Therefore, management typically uses non-GAAP measures in conjunction with GAAP results.  These factors should be considered when evaluating DST’s results.

Important Additional Information and Where to Find It

In connection with the proposed merger, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when available), and any and all documents filed by the Company with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company via the Company’s Investor Relations section of its website at www.dstsystems.com or by contacting Investor Relations by directing a request to the Company, Attention: Investor Relations, 333 W. 11th, 5th Floor, Kansas City, MO 64105, or by calling (816) 435-4925.

Participants in the Merger Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. the Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2017, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 28, 2017. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investor Relations section of its website at www.dstsystems.com.

Safe Harbor Statement

Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. The forward-looking statements contained in the press release include, but are not limited to, statements regarding future expenses, the expected effects of customer additions and losses, the expected effects of SS&C’s proposed acquisition of the Company, the expected timing and conditions precedent relating to SS&C’s proposed acquisition of the Company, anticipated earnings enhancements, synergies, and other strategic options relating to SS&C’s proposed acquisition of the Company, and statements regarding the estimated effects of the Tax Act on the Company’s effective tax rate, U.S. deferred tax liabilities and earnings, and expenses and reserves offsetting such effects, and estimated toll charges associated with undistributed accumulated foreign earnings. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, unanticipated issues associated with the satisfaction of the conditions precedent to SS&C’s proposed acquisition of the Company; issues associated with obtaining necessary regulatory approvals for SS&C’s proposed acquisition of the Company and the terms and conditions of such approvals; SS&C’s inability to obtain financing for its proposed acquisition of the Company and the terms of any financing; the inability to integrate successfully the Company within SS&C and to obtain anticipated synergies; exposure to potential litigation relating to SS&C’s proposed acquisition of the Company; changes in anticipated costs related to SS&C’s proposed acquisition of the Company; changes in interpretations and assumptions the Company has made with respect to the anticipated effects of the Tax Act; federal tax regulations and guidance that may be issued by U.S. Department of the Treasury; and future actions of the Company resulting from the Tax Act; as well as the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

Operating revenues	$552.7	$373.7	$2,086.7	$1,474.4
Out-of-pocket reimbursements	41.2	25.1	131.5	82.3
Total revenues	593.9	398.8	2,218.2	1,556.7

Costs and expenses	481.3	296.5	1,805.0	1,213.4
Depreciation and amortization	35.3	26.9	128.0	96.0
Operating income	77.3	75.4	285.2	247.3

Interest expense	(7.1)	(5.5)	(26.8)	(23.5)
Other income, net	1.8	2.7	219.0	22.7
Gain on sale of business	—	5.5	—	5.5
Equity in earnings of unconsolidated affiliates	27.2	3.3	54.5	27.2
Income from continuing operations before income taxes and non-controlling interest	99.2	81.4	531.9	279.2

Income tax expense	18.0	27.3	84.3	101.1
Income from continuing operations before non-controlling interest	81.2	54.1	447.6	178.1

Income (loss) from discontinued operations, net of tax	—	(11.7)	4.5	248.3
Net income	81.2	42.4	452.1	426.4

Net (income) loss attributable to non-controlling interest	—	0.5	(0.6)	0.9
Net income attributable to DST Systems, Inc.	$81.2	$42.9	$451.5	$427.3

Weighted average common shares outstanding	59.9	64.2	61.4	66.0
Weighted average diluted shares outstanding	60.6	65.0	62.1	66.6

Basic earnings per share:
Continuing operations attributable to DST Systems, Inc.	$1.36	$0.85	$7.28	$2.71
Discontinued operations	—	(0.18)	0.07	3.76
Basic earnings per share	$1.36	$0.67	$7.35	$6.47

Diluted earnings per share:
Continuing operations attributable to DST Systems, Inc.	$1.34	$0.84	$7.20	$2.68
Discontinued operations	—	(0.18)	0.07	3.73
Diluted earnings per share	$1.34	$0.66	$7.27	$6.41

Cash dividends per share of common stock	$0.18	$0.16	$0.72	$0.66

DST SYSTEMS, INC.
SEGMENT FINANCIAL INFORMATION
(In millions) (Unaudited)

	Three Months Ended December 31, 2017
	Domestic Financial Services	International Financial Services	Healthcare Services	Elimination Adjustments	Consolidated Total
Operating revenues	$302.4	$145.0	$105.3	$—	$552.7
Intersegment operating revenues	13.5	0.1	—	(13.6)	—
Out-of-pocket reimbursements	34.2	4.8	2.0	0.2	41.2
Total revenues	350.1	149.9	107.3	(13.4)	593.9
Costs and expenses	288.6	121.2	84.9	(13.4)	481.3
Depreciation and amortization	23.5	9.4	2.4	—	35.3
Operating income	$38.0	$19.3	$20.0	$—	$77.3

Capital expenditures	$13.6	$5.9	$1.4	$—	$20.9

	Three Months Ended December 31, 2016
	Domestic Financial Services	International Financial Services	Healthcare Services	Elimination Adjustments	Consolidated Total
Operating revenues	$233.4	$28.4	$111.9	$—	$373.7
Intersegment operating revenues	14.8	0.1	—	(14.9)	—
Out-of-pocket reimbursements	22.5	0.4	2.2	—	25.1
Total revenues	270.7	28.9	114.1	(14.9)	398.8
Costs and expenses	199.1	25.3	87.0	(14.9)	296.5
Depreciation and amortization	22.4	0.9	3.6	—	26.9
Operating income	$49.2	$2.7	$23.5	$—	$75.4

Capital expenditures	$20.4	$0.2	$1.6	$—	$22.2

	Year Ended December 31, 2017
	Domestic Financial Services	International Financial Services	Healthcare Services	Elimination Adjustments	Consolidated Total
Operating revenues	$1,130.3	$537.9	$418.5	$—	$2,086.7
Intersegment operating revenues	56.9	0.5	—	(57.4)	—
Out-of-pocket reimbursements	111.8	12.2	7.5	—	131.5
Total revenues	1,299.0	550.6	426.0	(57.4)	2,218.2
Costs and expenses	1,072.2	449.3	340.9	(57.4)	1,805.0
Depreciation and amortization	86.8	30.7	10.5	—	128.0
Operating income	$140.0	$70.6	$74.6	$—	$285.2

Capital expenditures	$64.0	$8.8	$6.8	$—	$79.6

	Year Ended December 31, 2016
	Domestic Financial Services	International Financial Services	Healthcare Services	Elimination Adjustments	Consolidated Total
Operating revenues	$937.7	$110.5	$426.2	$—	$1,474.4
Intersegment operating revenues	58.1	0.4	—	(58.5)	—
Out-of-pocket reimbursements	73.0	1.2	8.5	(0.4)	82.3
Total revenues	1,068.8	112.1	434.7	(58.9)	1,556.7
Costs and expenses	829.0	98.2	345.1	(58.9)	1,213.4
Depreciation and amortization	77.3	3.1	15.6	—	96.0
Operating income	$162.5	$10.8	$74.0	$—	$247.3

Capital expenditures	$56.1	$2.6	$5.4	$—	$64.1

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	December 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$80.5	$195.5
Funds held on behalf of clients	454.5	500.5
Client funding receivable	47.0	64.1
Accounts receivable	363.8	215.5
Other assets	91.9	70.0
Current assets held for sale	—	72.6
	1,037.7	1,118.2

Investments	199.7	377.4
Unconsolidated affiliates	94.0	331.2
Properties, net	349.8	235.7
Intangible assets, net	283.1	142.6
Goodwill	799.1	516.4
Other assets	174.8	50.3
Total assets	$2,938.2	$2,771.8

Liabilities
Current liabilities
Current portion of debt	$83.7	$208.5
Client funds obligations	504.2	564.6
Accounts payable	101.2	62.9
Accrued compensation and benefits	137.9	101.7
Deferred revenues and gains	28.3	23.5
Income taxes payable	5.0	22.0
Other liabilities	111.0	78.1
Current liabilities held for sale	—	30.1
	971.3	1,091.4

Long-term debt	537.1	299.7
Income taxes payable	75.0	69.8
Deferred income taxes	62.0	151.5
Other liabilities	51.6	22.9
Total liabilities	1,697.0	1,635.3

Redeemable non-controlling interest	—	21.3

Stockholders’ equity	1,241.2	1,115.2
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$2,938.2	$2,771.8

Common shares outstanding	59.3	64.0

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS - CONTINUING OPERATIONS
Three Months Ended December 31,
(Unaudited - in millions, except per share amounts)

	2017
	Operating	Operating	DST	Diluted
	Revenue	Income	Earnings (a)	EPS
Reported GAAP results	$552.7	$77.3	$81.2	$1.34
Adjusted to remove:
Amortization of intangible assets (1)	—	10.0	10.0	0.17
Restructuring charges (2)	—	11.5	11.5	0.19
Advisory and other transaction costs (3)	—	6.7	6.7	0.11
Net gain on securities and other investments (4)	—	—	(2.3)	(0.04)
Net gains from unconsolidated affiliates (5)	—	—	(23.0)	(0.38)
Legal accrual (6)	—	—	2.9	0.05
Income tax items (7)	—	—	(19.1)	(0.32)
Income tax effect of adjustments (8)	—	—	(0.4)	(0.01)
Adjusted Non-GAAP results	$552.7	$105.5	$67.5	$1.11

	2016
	Operating	Operating	DST	Diluted
	Revenue	Income	Earnings (a)	EPS
Reported GAAP results	$373.7	$75.4	$54.6	$0.84
Adjusted to remove:
Amortization of intangible assets (1)	—	6.0	6.0	0.09
Restructuring charges (2)	—	1.8	1.8	0.03
Net gain on securities and other investments (4)	—	—	(0.9)	(0.01)
Net gain on sale of business (9)	—	—	(5.5)	(0.09)
Income tax effect of adjustments (8)	—	—	(2.1)	(0.03)
Adjusted Non-GAAP results	$373.7	$83.2	$53.9	$0.83

(a) DST Earnings has been defined as “Income from continuing operations attributable to DST Systems, Inc.”

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS - CONTINUING OPERATIONS
Three Months Ended December 31,
(Unaudited - in millions, except per share amounts)

	2017
	Domestic Financial Services	International Financial Services	Healthcare Services	Consolidated Total
Reported GAAP Operating Income	$38.0	$19.3	$20.0	$77.3
Adjusted to remove:
Amortization of intangible assets (1)	5.4	3.8	0.8	10.0
Restructuring charges (2)	6.5	0.6	4.4	11.5
Advisory and other transaction costs (3)	6.7	—	—	6.7
Adjusted Non-GAAP Operating Income	$56.6	$23.7	$25.2	$105.5

	2016
	Domestic Financial Services	International Financial Services	Healthcare Services	Consolidated Total
Reported GAAP Operating Income	$49.2	$2.7	$23.5	$75.4
Adjusted to remove:
Amortization of intangible assets (1)	4.4	—	1.6	6.0
Restructuring charges (2)	0.8	1.0	—	1.8
Adjusted Non-GAAP Operating Income	$54.4	$3.7	$25.1	$83.2

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS - CONTINUING OPERATIONS
Year Ended December 31,
(Unaudited - in millions, except per share amounts)

	2017
	Operating	Operating	DST	Diluted
	Revenue	Income	Earnings (a)	EPS
Reported GAAP results	$2,086.7	$285.2	$447.0	$7.20
Adjusted to remove:
Amortization of intangible assets (1)	—	35.7	35.7	0.57
Restructuring charges (2)	—	23.4	23.4	0.38
Advisory and other transaction costs (3)	—	18.7	18.7	0.30
Charitable contribution of securities (10)	—	11.6	1.2	0.02
Contract termination (11)	(93.2)	(53.5)	(53.5)	(0.86)
Net gain on securities and other investments (4)	—	—	(159.8)	(2.57)
Gain on previously held equity interests (12)	—	—	(43.8)	(0.70)
Net gains from unconsolidated affiliates (5)	—	—	(33.6)	(0.54)
Legal accrual (6)	—	—	2.9	0.05
Income tax items (7)	—	—	(30.4)	(0.49)
Adjusted Non-GAAP results	$1,993.5	$321.1	$207.8	$3.36

	2016
	Operating	Operating	DST	Diluted
	Revenue	Income	Earnings (a)	EPS
Reported GAAP results	$1,474.4	$247.3	$179.0	$2.68
Adjusted to remove:
Amortization of intangible assets (1)	—	23.1	23.1	0.35
Restructuring charges (2)	—	15.2	15.2	0.23
Reversal of accrued contingent consideration (13)	—	(6.5)	(6.5)	(0.10)
Software impairment (14)	—	6.0	6.0	0.09
Net gain on securities and other investments (4)	—	—	(17.2)	(0.26)
Net gain on sale of business (9)	—	—	(5.5)	(0.07)
Income tax items (7)	—	—	3.9	0.06
Income tax effect of adjustments (8)	—	—	(7.1)	(0.11)
Adjusted Non-GAAP results	$1,474.4	$285.1	$190.9	$2.87

(a) DST Earnings has been defined as “Income from continuing operations attributable to DST Systems, Inc.”

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

Descriptions of Non-GAAP Adjustments

(1)
The amortization of intangible assets is included in the Condensed Consolidated Statement of Income within the Depreciation and amortization line item. The adjustment comprises all non-cash amortization of acquired intangible assets and acquired software.

(2)
Restructuring charges are comprised of severance and other costs incurred as a result of organizational changes. These charges are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(3)
Advisory and other transaction costs incurred in connection with the integration of business acquisitions and other significant transactions are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(4)
Net gain on securities and other investments is comprised of net realized gains from exchange or sales of available-for-sale securities, other than temporary impairments on available-for-sale securities and net gains on private equity funds, seed capital investments and other investments. These net gains were recorded in the Condensed Consolidated Statement of Income within the Other income, net line item.

(5)
The net gains from unconsolidated affiliates represents the step-up of certain investments and real estate assets that were distributed out of our joint ventures and are included in the Condensed Consolidated Statement of Income within the Equity in earnings of unconsolidated affiliates line item.

(6)	The legal accrual is included in the Condensed Consolidated Statement of Income within the Other income, net line item.

(7)
Income tax items relate to benefits realized from the release of particular uncertain tax positions settled, effectively settled or otherwise remeasured during the period, transaction related taxes and the expected impact of the Tax Act. These items are included in the Condensed Consolidated Statement of Income within the Income taxes line item.

(8)
This amount represents the aggregated tax effect of the non-GAAP adjustments that are subject to income tax. The tax effects are determined based on the tax treatment of the related adjustments, the statutory tax rate and local tax regulations in the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income (loss), and are included in the Condensed Consolidated Statement of Income within the Income taxes line item.

(9)	The gain on sale of business is included in the Condensed Consolidated Statement of Income within the Other income, net line item.

(10)
The expense for a charitable contribution of marketable securities of $11.6 million was offset by a book gain of $10.4 million on the disposition of the securities, which was recorded in the Condensed Consolidated Statement of Income within Other income, net line item.

(11)
As a result of a termination agreement reached with a wealth management platform client during second quarter 2017, previously deferred revenues and contractual termination payments received were recognized in the Condensed Consolidated Statement of Income within Operating revenues by the International Financial Services segment. Additionally, bad debt expense, severance and other costs and expenses of $38.9 million and a fixed asset impairment of $0.8 million were recorded in the Condensed Consolidated Statement of Income within the Costs and expenses and Depreciation and amortization line items, respectively.

(12)
The gain represents the step-up of the carrying value of our previously held equity interests in BFDS and IFDS U.K. to fair value at the acquisition date of each entity and is included in the Condensed Consolidated Statement of Income within the Other income, net line item.

(13)
The reversal of previously accrued performance-related contingent consideration for prior acquisitions is recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(14)	The software impairment is included in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)
DOMESTIC FINANCIAL SERVICES

	December 31, 2017	December 31, 2016
Domestic mutual fund shareowner accounts processed:
Registered accounts - non tax-advantaged	24.2	25.3
IRA mutual fund accounts	20.5	21.1
Other retirement accounts	7.8	8.0
Section 529 and Educational IRAs	7.8	7.5
Registered accounts - tax-advantaged	36.1	36.6
Total registered accounts	60.3	61.9
Subaccounts	46.2	42.1
Total U.S. mutual fund shareowner accounts	106.5	104.0

Defined contribution participant accounts	7.2	6.8

ALPS (in billions of U.S. dollars):
Assets Under Management	$18.4	$17.2
Assets Under Administration	$225.9	$179.1

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Changes in registered accounts:
Beginning balance	61.1	63.4	61.9	65.4
New client conversions	0.1	0.1	3.0	0.1
Subaccounting conversions to DST platforms	(0.5)	(0.8)	(0.9)	(0.9)
Subaccounting conversions to non-DST platforms	(0.1)	(0.1)	(1.0)	(0.5)
Conversions to non-DST platforms	(0.1)	(0.1)	(0.3)	(0.7)
Organic decline	(0.2)	(0.6)	(2.4)	(1.5)
Ending balance	60.3	61.9	60.3	61.9

Changes in subaccounts:
Beginning balance	44.5	41.3	42.1	31.3
New client conversions	0.3	—	0.3	10.7
Conversions from non-DST registered platforms	0.5	—	1.6	—
Conversions from DST’s registered accounts	0.5	0.8	0.9	0.9
Conversions to non-DST platforms	—	—	(0.4)	—
Organic growth (decline)	0.4	—	1.7	(0.8)
Ending balance	46.2	42.1	46.2	42.1

Defined contribution participant accounts:
Beginning balance	6.8	6.5	6.8	7.0
New client conversions	0.2	—	0.5	—
Organic growth (decline)	0.2	0.3	(0.1)	(0.2)
Ending balance	7.2	6.8	7.2	6.8

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

INTERNATIONAL FINANCIAL SERVICES

	December 31, 2017	December 31, 2016
International mutual fund shareowner accounts processed:
IFDS U.K.	8.6	8.9
IFDS L.P. (Canada)	14.5	13.7

HEALTHCARE SERVICES

	December 31, 2017	December 31, 2016

DST Health Solutions covered lives	21.8	22.8

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

DST Pharmacy Solutions pharmacy paid claims	129.2	127.7	500.0	507.0

About DST Systems
DST Systems, Inc. (NYSE:  DST) is a leading provider of specialized technology, strategic advisory, and business operations outsourcing to the financial and healthcare industries. We assist clients in transforming complexity into strategic advantage by providing tools and services to help them stay ahead of and capitalize on ever-changing customer, business and regulatory requirements in the world’s most demanding industries. For more information, visit the DST website at www.dstsystems.com.

Contact:
Gregg Wm. Givens
Senior Vice President, Chief Financial Officer and Treasurer
DST Systems, Inc.
333 West 11th Street
Kansas City, MO 64105-1594
(816) 435-5503